 Exhibit 99.1
Enovix Announces First Quarter 2024 Financial Results
FREMONT, Calif., May 1, 2024 -- Enovix Corporation (“Enovix”) (Nasdaq: ENVX), a global high-performance battery company, announced today financial results for first quarter 2024, which included the summary below from its President and CEO, Dr. Raj Talluri.

Fellow Shareholders,

In the first quarter of 2024 we made tremendous progress toward readying Fab2 in Malaysia to begin production while closely collaborating with leading customers ahead of shipping first samples of our breakthrough EX-1M battery. Our recent highlights include:

•Strong top-line growth: Revenue of $5.3 million in the first quarter of 2024, up from $21,000 in the first quarter of 2023 and above our forecast of $3.5 million to $4.5 million due to outperformance from batteries sold to IoT customers. Stronger revenues and favorable product mix helped the company achieve positive non-GAAP gross margins for the first time in our history.
•Malaysia factory buildout: Factory Acceptance Testing (“FAT”) is complete for our Gen2 Agility Line and nearly complete for our high-volume Gen2 Autoline. Site Acceptance Testing (“SAT”) is well underway on both our Gen2 Agility line and Gen2 Autoline, enabling the production of first samples of our breakthrough EX-1M battery in the second quarter of 2024 and the capacity to support qualifications for multiple leading customers.
•Decisive actions to reduce cash burn: We are accelerating plans to identify additional efficiencies as we scale. We are targeting a reduction of more than one-third of our fixed costs, or more than $35 million annualized, by the end of this year. A more efficient cost structure significantly reduces our capital needs and accelerates our path to profitability.
•Smartphone customer progress: Leading smartphone OEMs are excited by our product roadmap and looking to formalize relationships to be among the first using our battery. To that end, we recently reached a development agreement with a top 5 smartphone OEM by unit volume. We are building EX-1M battery cells in Fremont aligned with specifications received from leading smartphone customers. Six of the top eight smartphone OEMs in the world by unit volume (who collectively represent approximately $7 billion of total addressable market) will receive samples, which we will begin shipping in the second quarter of 2024.
•IoT customer progress: In addition to near-term revenue contribution from IoT, our commercial team is selectively focused on IoT product design-in opportunities from key customers with product launches over the next two years for EX-1M and EX-2M high energy density batteries.

Looking forward, we are approaching key milestones on our Journey to Scale in the second quarter of 2024 with production beginning in Fab2 and the first EX-1M samples being shipped to customers.

None of this would be possible without the collective success of our global teams, from the operations team in Malaysia readying Gen2/Fab2, to the team in India that has been able to reduce R&D cycle times, to the team in Korea enhancing our coating capabilities. The success of our global operations is a key enabler that allows us to reduce cash burn.

Our mission is to deliver high performance batteries that unlock the full potential of technology products and enrich people’s lives. Our long-term opportunity remains extremely attractive, and we see immense potential to generate long-term value for our shareholders.

Business Update

Manufacturing. We prioritized FAT/SAT for the Gen2 Agility Line in Malaysia given that it is well-suited to handle the volume of samples needed at this stage in the customer qualification process for our EX-1M battery. We completed FAT for the Agility Line in April and have most of the tools now in Malaysia as we finalize SAT and prepare to produce first batteries out of this line this quarter.

Additionally, we are far along on both FAT and SAT for the high-volume Gen2 Autoline and expect to produce batteries from it in the third quarter of 2024. As a reminder, the Gen2 Autoline is based on the same tools as the Agility Line but with higher throughput. Thus, clearing FAT for the Agility Line is a significant de-risking event for manufacturing our battery.

Commercialization. We are highly engaged with most of the leading smartphone OEMs globally and have begun building EX-1M samples in Fremont aligned to their rigorous specifications.

Our thesis with a Mobile-first approach to product development is that the smartphone sets the standard for battery technology in consumer electronics broadly, which should also allow us to translate success in smartphones to other areas. During our customer visits in the first quarter of 2024, including at the Mobile World Congress trade show, we received positive feedback of this approach as we saw interest in EX-1M for not only smartphones, but IoT products as well. As noted earlier, we have identified multiple IoT design-in opportunities for product launches as we scale during 2025 and 2026. While we expect smartphone batteries to constitute most of our revenue when we ramp EX-1M next year, we also expect a material revenue contribution from batteries for IoT products.

In Automotive, we continue to see interest from leading OEMs due the unique thermal and mechanical advantages of our cell architecture to enable fast charge and higher performance in the EV market.

During the quarter, we also identified incremental industrial IoT opportunities for our graphite-based battery business in Korea due to product advantages such as high discharge rates (up to 30C) and the ability to manufacture large cells (up to 12.5 Ah).

Technology and Products. During the first quarter of 2024, we aligned on our EX-1M product specification with two leading smartphone OEMs that are positioning to be first to market with our battery in 2025. And in April, we produced our first internal samples of EX-1M at Fab1.

Critical to our product development efforts has been work led by our team in India to use advanced modeling to reduce internal battery cell qualification from 14 weeks in 2023 down to six weeks in the first quarter of 2024.

In parallel, we are moving quickly to improve the conventional graphite battery product portfolio we acquired late last year by leveraging our global R&D teams and access to advanced materials, including silicon-carbon anode blends to increase energy density. This work has also highlighted for us the limits of silicon in a conventional architecture, which increases our confidence in the uniqueness of our core battery architecture and its potential to be the industry’s best solution to maximize silicon and battery performance.

Financials. Total revenue in the first quarter of 2024 was $5.3 million, down from $7.4 million in the fourth quarter of 2023.

Our GAAP cost of revenue of $7.1 million in the first quarter of 2024 was down from $19.8 million in the fourth quarter of 2023. Our non-GAAP cost of revenue of $5.2 million in the first quarter of 2024 was down from $17.1 million in the fourth quarter of 2023 and drove a positive non-GAAP gross profit for the first time in the company’s history.

Our GAAP operating expenses of $68.3 million in the first quarter of 2024 were up from $52.4 million in the fourth quarter of 2023. Our non-GAAP operating expenses of $54.4 million in the first quarter of 2024 were up from $40.3 million in the fourth quarter of 2023. Both our GAAP and non-GAAP operating expenses in the first quarter of 2024 included accelerated depreciation of $18.5 million associated with the strategic realignment of

Fab1, and was recognized in R&D expenses. We expect our GAAP and non-GAAP operating expenses to return to normalized levels in the second quarter of 2024.

Adjusted EBITDA in the first quarter of 2024 was a loss of $26.3 million compared to an adjusted EBITDA loss of $23.0 million in the fourth quarter of 2023.

Earnings per share in the first quarter of 2024 were a loss of $0.28 on a GAAP basis and a loss of $0.31 on a non-GAAP basis compared to a loss of $0.36 on a GAAP basis and a loss of $0.28 on a non-GAAP basis in the fourth quarter of 2023.

We exited the first quarter of 2024 with $262.4 million of cash, cash equivalents, and short-term investments due to cash used in operating activities of $35.0 million and capital expenditures of $15.1 million.

A full reconciliation of our GAAP to non-GAAP results is available later in this report.

Outlook

For the second quarter of 2024, we expect revenue between $3.0 million and $4.0 million, an adjusted EBITDA loss of $26 million to $32 million, and a non-GAAP EPS loss of $0.22 to $0.28.

Summary

We are off to a strong start in 2024, with Fab2 scheduled to begin battery production and final EX-1M batteries ready for sampling in the second quarter. Our customer relationships have grown even stronger as leading OEMs are eager to be first to market with a high energy battery cell capable of using a 100% active silicon anode.

Conference Call Information

Enovix will hold a video conference call at 2:00 PM PT / 5:00 PM ET today, May 1, 2024, to discuss the company’s business updates and financial results. To join the call, participants must use the following link to register: https://enovix-q12024-earnings.open-exchange.net/. This link will also be available via the Investor Relations section of Enovix’s website at https://ir.enovix.com. An archived version of the call will be available on the Enovix website for one year at https://ir.enovix.com.
About Enovix
Enovix is on a mission to deliver high-performance batteries that unlock the full potential of technology products. Everything from IoT, mobile, and computing devices, to the vehicle you drive, needs a better battery. Enovix partners with OEMs worldwide to usher in a new era of user experiences. Our innovative, materials-agnostic approach to building a higher performing battery without compromising safety keeps us flexible and on the cutting-edge of battery technology innovation.

Enovix is headquartered in Silicon Valley with facilities in India, Korea and Malaysia. For more information visit www.enovix.com and follow us on LinkedIn.

Management’s Use of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Free Cash Flow and other non-GAAP measures are intended as supplemental financial measures of our performance that are neither required by, nor presented in accordance with GAAP. We believe that the use of non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results, trends, and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors.
However, you should be aware that when evaluating the non-GAAP measures, we may incur future expenses similar to those excluded when calculating these measures. In addition, the presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of EBITDA, Adjusted EBITDA, Free Cash Flow and other non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate the non-GAAP measures in the same fashion.

Forward-Looking Statements

This letter to shareholders contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, would and similar expressions that convey uncertainty about future events or outcomes. Forward-looking statements in this letter to shareholders include, without limitation, our expectations regarding, and our ability to respond to, market and customer demand; our customers’ releases of products using our batteries; our financial and business performance; projected improvements in our manufacturing, commercialization and R&D activities, including operational efficiencies as a result of reduced R&D cycle times in India; our expectations regarding FAT and SAT for the Gen2 Agility and Autolines in Malaysia; our ability to meet goals for yield and throughput; our expectations regarding the Malaysia factory buildout and its capacity to support multiple customer qualifications; the anticipated contributions of and benefits from personnel, including our operations teams in Malaysia and India; our revenue funnel; our efforts in the portable electronics and EV markets, including IoT, Mobile, and Computing categories; our ability to meet milestones and deliver on our objectives and expectations, including our ability to manufacture and ship EX-IM samples to smartphone customers; the implementation and success of our business model and growth strategy, including targeting various addressable markets and our Mobile-first approach to product development; our ability to manage our expenses and identify additional efficiencies on our Journey to Scale; our ability to effectively integrate our graphite-based battery business acquired from Routejade; and our forecasts of our financial and performance guidance and metrics. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, our ability to improve energy density among our products, our ability to establish sufficient manufacturing and optimize manufacturing processes to meet demand, sourcing or establishing supply relationships, adequate funds to acquire our next manufacturing facility, set up and creation of manufacturing facility in Malaysia, ability to obtain financing in Malaysia, market acceptance of our products, changes in consumer preferences or demands, changes in industry standards, the impact of technological development and competition, and global economic conditions, including inflationary and supply chain pressures, and political, social, and economic instability, including as a result of armed conflict, war or threat of war, terrorist activity or other security concerns or trade and other international disputes that could disrupt supply or delivery of, or demand for, our products. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements in this letter to shareholders speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For investor and media inquiries, please contact:

Enovix Corporation
Charles Anderson
Phone: +1 (612) 229-9729
Email: canderson@enovix.com

For media inquiries, please contact:

Enovix Corporation
Kristin Atkins
Phone: +1 (650) 815-6934
Email: katkins@enovix.com

Enovix Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$222,150	$233,121
Short-term investments	40,243	73,694
Accounts receivable, net	1,728	909
Notes receivable, net	144	1,514
Inventory	6,536	8,737
Prepaid expenses and other current assets	7,207	5,202
Total current assets	278,008	323,177
Property and equipment, net	159,164	166,471
Customer relationship intangibles and other intangibles, net	39,963	42,168
Operating lease, right-of-use assets	14,851	15,290
Goodwill	12,217	12,098
Other assets, non-current	4,700	5,100
Total assets	$508,903	$564,304
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,277	$21,251
Accrued expenses	11,677	13,976
Accrued compensation	9,281	10,731
Short-term debt	8,488	5,917
Deferred revenue	5,306	6,708
Other liabilities	2,855	2,435
Total current liabilities	56,884	61,018
Long-term debt, net	168,275	169,099
Warrant liability	21,780	42,900
Operating lease liabilities, non-current	14,813	15,594
Deferred revenue, non-current	3,774	3,774
Deferred tax liability	11,259	10,803
Other liabilities, non-current	13	13
Total liabilities	276,798	303,201
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; authorized shares of $1,000,000,000; issued and outstanding shares of $169,738,474 and $167,392,315 as of March 31, 2024 and December 31, 2023, respectively	17	17
Additional paid-in-capital	874,527	857,037
Accumulated other comprehensive loss	(53)	(62)
Accumulated deficit	(645,213)	(598,845)
Total Enovix's stockholders’ equity	229,278	258,147
Non-controlling interest	2,827	2,956
Total equity	232,105	261,103
Total liabilities and equity	$508,903	$564,304

Enovix Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	Quarters Ended
	March 31, 2024	April 2, 2023
Revenue	$5,272	$21
Cost of revenue	7,072	12,248
Gross margin	(1,800)	(12,227)
Operating expenses:
Research and development	48,788	23,749
Selling, general and administrative	19,548	27,274
Total operating expenses	68,336	51,023
Loss from operations	(70,136)	(63,250)
Other income (expense):
Change in fair value of common stock warrants	21,120	(12,840)
Interest income	3,560	2,466
Interest expense	(1,659)	—
Other income, net	466	21
Total other income (expense), net	23,487	(10,353)
Loss before income tax benefit	(46,649)	(73,603)
Income tax benefit	(152)	—
Net loss	(46,497)	(73,603)
Net loss attributable to non-controlling interests	(129)	—
Net loss attributable to Enovix	$(46,368)	$(73,603)

Net loss per share attributable to Enovix shareholders, basic	$(0.28)	$(0.47)
Weighted average number of common shares outstanding, basic	168,144,918	155,626,977
Net loss per share attributable to Enovix shareholders, diluted	$(0.28)	$(0.47)
Weighted average number of common shares outstanding, diluted	168,144,918	155,626,977

Enovix Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	Quarters Ended
	March 31, 2024	April 2, 2023
Cash flows used in operating activities:
Net loss	$(46,497)	$(73,603)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, accretion and amortization	24,974	3,598
Stock-based compensation	12,760	29,157
Changes in fair value of common stock warrants	(21,120)	12,840
Others	173	—
Changes in operating assets and liabilities:
Accounts and notes receivables	505	149
Inventory	2,202	(181)
Prepaid expenses and other assets	(1,809)	364
Accounts payable	(7,281)	(1,792)
Accrued expenses and compensation	2,845	3,858
Deferred revenue	(1,402)	—
Deferred tax liability	(222)	—
Other liabilities	(172)	(1)
Net cash used in operating activities	(35,044)	(25,611)
Cash flows from investing activities:
Purchase of property and equipment	(15,088)	(3,032)
Purchases of investments	(17,066)	—
Maturities of investments	51,260	—
Net cash provided by (used in) investing activities	19,106	(3,032)
Cash flows from financing activities:
Proceeds from loan borrowing	1,800	—
Payroll tax payments for shares withheld upon vesting of RSUs	(2,222)	(777)
Proceeds from the exercise of stock options and issuance of common stock, net of issuance costs	5,852	329
Repurchase of unvested restricted common stock	—	(9)
Net cash provided by (used in) financing activities	5,430	(457)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(541)	—
Change in cash, cash equivalents, and restricted cash	(11,049)	(29,100)
Cash and cash equivalents and restricted cash, beginning of period	235,123	322,976
Cash and cash equivalents, and restricted cash, end of period	$224,074	$293,876

Net Loss Attributable to Enovix to Adjusted EBITDA
While we prepare our consolidated financial statements in accordance with GAAP, we also utilize and present certain financial measures that are not based on GAAP. We refer to these financial measures as “non-GAAP” financial measures. In addition to our financial results determined in accordance with GAAP, we believe that EBITDA and Adjusted EBITDA are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses.
These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures.
We use non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing its operating performance and comparing its performance with competitors and other comparable companies. You should review the reconciliations below but not rely on any single financial measure to evaluate our business.
“EBITDA” is defined as earnings (net loss) attributable to Enovix adjusted for interest expense, income tax benefit, depreciation and amortization expense. “Adjusted EBITDA” includes additional adjustments to EBITDA such as stock-based compensation expense, change in fair value of common stock warrants, inventory step-up, impairment of equipment and other special items as determined by management which it does not believe to be indicative of its underlying business trends.
Below is a reconciliation of net loss attributable to Enovix on a GAAP basis to the non-GAAP EBITDA and Adjusted EBITDA financial measures for the periods presented below (in thousands):

	Quarters Ended
	March 31, 2024	April 2, 2023
Net loss attributable to Enovix	$(46,368)	$(73,603)
Interest expense	1,659	—
Income tax benefit	(152)	—
Depreciation and amortization	24,974	3,598
EBITDA	(19,887)	(70,005)
Stock-based compensation expense	12,760	29,157
Change in fair value of common stock warrants	(21,120)	12,840
Inventory step-up	1,907	—
Adjusted EBITDA	$(26,340)	$(28,008)

Free Cash Flow
We define “Free Cash Flow” as (i) net cash from operating activities less (ii) capital expenditures, net of proceeds from disposals of property and equipment, all of which are derived from our Consolidated Statements of Cash Flow. The presentation of non-GAAP Free Cash Flow is not intended as an alternative measure of cash flows from operations, as determined in accordance with GAAP. We believe that this financial measure is useful to investors because it provides investors to view our performance using the same tool that we use to gauge our progress in achieving our goals and it is an indication of cash flow that may be available to fund investments in future growth initiatives. Below is a reconciliation of net cash used in operating activities to the Free Cash Flow financial measures for the periods presented below (in thousands):

	Quarters Ended
	March 31, 2024	April 2, 2023
Net cash used in operating activities	$(35,044)	$(25,611)
Capital expenditures	(15,088)	(3,032)
Free Cash Flow	$(50,132)	$(28,643)

Other Non-GAAP Financial Measures Reconciliation
(In Thousands, Except Share and per Share Amounts)

	Quarters Ended
	March 31, 2024	April 2, 2023
Revenue	$5,272	$21

GAAP cost of revenue	$7,072	$12,248
Stock-based compensation expense	—	(951)
Inventory step-up	(1,907)	—
Non-GAAP cost of revenue	$5,165	$11,297

GAAP gross margin	$(1,800)	$(12,227)
Stock-based compensation expense	—	951
Inventory step-up	1,907	—
Non-GAAP gross margin	$107	$(11,276)

GAAP research and development (R&D) expense	$48,788	$23,749
Stock-based compensation expense	(6,554)	(11,667)
Amortization of intangible assets	(416)	—
Non-GAAP R&D expense	$41,818	$12,082

GAAP selling, general and administrative (SG&A) expense	$19,548	$27,274
Stock-based compensation expense	(6,206)	(16,539)
Amortization of intangible assets	(756)	—
Non-GAAP SG&A expense	$12,586	$10,735

GAAP operating expenses	$68,336	$51,023
Stock-based compensation expense included in R&D expense	(6,554)	(11,667)
Stock-based compensation expense included in SG&A expense	(6,206)	(16,539)
Amortization of intangible assets	(1,172)	—
Non-GAAP operating expenses	$54,404	$22,817

	Quarters Ended
	March 31, 2024	April 2, 2023
GAAP loss from operations	$(70,136)	$(63,250)
Stock-based compensation expense	12,760	29,157
Amortization of intangible assets	1,172	—
Inventory step-up	1,907	—
Non-GAAP loss from operations	$(54,297)	$(34,093)

GAAP net loss attributable to Enovix	$(46,368)	$(73,603)
Stock-based compensation expense	12,760	29,157
Change in fair value of common stock warrants	(21,120)	12,840
Inventory step-up	1,907	—
Amortization of intangible assets	1,172	—
Non-GAAP net loss attributable to Enovix shareholders	$(51,649)	$(31,606)

GAAP net loss per share attributable to Enovix, basic	$(0.28)	$(0.47)
GAAP weighted average number of common shares outstanding, basic	168,144,918	155,626,977

GAAP net loss per share attributable to Enovix, diluted	$(0.28)	$(0.47)
GAAP weighted average number of common shares outstanding, diluted	168,144,918	155,626,977

Non-GAAP net loss per share attributable to Enovix, basic	$(0.31)	$(0.20)
GAAP weighted average number of common shares outstanding, basic	168,144,918	155,626,977

Non-GAAP net loss per share attributable to Enovix, diluted	$(0.31)	$(0.20)
GAAP weighted average number of common shares outstanding, diluted	168,144,918	155,626,977